UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2013
RAYTHEON COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451
(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000
(Registrant’s telephone number, including area code)

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Raytheon Company held its annual meeting of shareholders on May 30, 2013. Set forth below are the final voting results for each of the matters submitted to a vote of the shareholders. For more information about the proposals set forth below, please see Raytheon’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2013.

1.	Raytheon’s shareholders elected, by a majority of the votes cast, each of the eight nominees to the Board of Directors as follows:

Director	For	Against	Abstain	Broker Non-Votes
James E. Cartwright	257,062,865	1,793,045	1,333,675	27,674,015
Vernon E. Clark	256,578,552	2,290,580	1,320,453	27,674,015
Stephen J. Hadley	256,793,271	1,928,946	1,467,368	27,674,015
Michael C. Ruettgers	254,925,251	3,782,826	1,481,508	27,674,015
Ronald L. Skates	256,031,299	2,731,842	1,426,444	27,674,015
William R. Spivey	255,074,670	3,740,108	1,374,807	27,674,015
Linda G. Stuntz	207,398,912	51,431,928	1,358,745	27,674,015
William H. Swanson	255,012,372	3,390,233	1,786,980	27,674,015

2.	Raytheon’s shareholders voted on the advisory vote on executive compensation as follows:

For	Against	Abstain	Broker Non-Votes
250,065,647	8,121,214	2,002,814	27,674,015

3.
Raytheon’s shareholders voted on the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year beginning January 1, 2013 as follows:

For	Against	Abstain
282,242,103	4,487,813	1,133,684

4.	Raytheon’s shareholders voted on a shareholder proposal regarding political expenditures as follows:

For	Against	Abstain	Broker Non-Votes
59,994,616	149,087,967	51,107,002	27,674,015

5.	Raytheon’s shareholders voted on a shareholder proposal regarding action by written consent as follows:

For	Against	Abstain	Broker Non-Votes
111,054,403	146,860,891	2,274,291	27,674,015

6.	Raytheon’s shareholders voted on a shareholder proposal regarding supplemental executive retirement plans as follows:

For	Against	Abstain	Broker Non-Votes
73,769,386	184,270,211	2,149,988	27,674,015

7.	Raytheon’s shareholders voted on a shareholder proposal regarding accelerated vesting of equity awards upon a change in control as follows:

For	Against	Abstain	Broker Non-Votes
111,158,122	146,642,466	2,388,997	27,674,015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date:	June 3, 2013	By:/s/ Jay B. Stephens____________
Jay B. Stephens
Senior Vice President, General Counsel and Secretary